Exhibit 16
                                  Letter from James E. Scheifly & Associates, PA
                                  ----------------------------------------------



                                James E Scheifly
                                  P O BOX 2158
                             DILLON, Colorado 80435

August 28, 2003

Securities & Exchange Commission
450 5th Street, N.W.
Washington, D.C. 20549


Re: Mammatech Corporation, Inc.


Gentlemen:

Pursuant to the request of the above referenced Company, we affirm that:

     (1) We have read the Company's response to Item 4 of Form 8-K dated August 28, 2003; and

     (2) We agree with the response.


Very Truly Yours,

/s/  James E. Scheifly & Associates, PA
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     James E. Scheifly & Associates, PA